Release:             On receipt, December 3, 2018                 EXHIBIT 99.1
Media Contact:        Erica Jensen, 515-362-0049, jensen.erica@principal.com
Investor Contact:        John Egan, 515-235-9500, egan.john@principal.com

Principal announces 2019 outlook and long-term guidance
(Des Moines, Iowa) - Principal Financial Group, Inc. (Nasdaq: PFG) today announced certain business unit outlook metrics and capital deployment plans for 2019 and updated long-term guidance. These metrics provide greater clarity around the key drivers of earnings growth for each of the business units. Company senior leaders will provide additional detail on guidance, discuss potential impacts from recent market volatility on fourth quarter 2018 results, and answer questions during a 60-minute conference call at 10:00 a.m. EST today, Dec. 3, 2018. Slides related to the 2019 outlook are available now at principal.com/investor.
Effective January 1, 2019, we will be making changes to the allocation of certain compensation and other expenses and net investment income among the business units. These allocation changes are being made as a result of a global financial process improvement project, with no impact to total company financial results.
Our 2019 and long-term guidance ranges reflect these allocation changes and should be applied to recast 3Q 2018 trailing twelve month financial metrics, which can found in the conference call slides available on principal.com/investor.
Below are the 2019 and long-term guidance ranges for each business, reflecting the allocation changes, market performance through November 28, 2018, and updated expectations:

	2019 guidance	Long-term guidance
Retirement & Income Solutions - Fee
Net revenue[1] growth	(2)-2%	1-5%
Pre-tax return on net revenue[2]	26-30%	28-32%
Retirement & Income Solutions - Spread
Net revenue growth	5-10%	5-10%
Pre-tax return on net revenue	65-70%	65-70%
Principal Global Investors
Operating revenues less pass-through commissions[3] growth	1-5%	4-7%
Pre-tax return on operating revenues less pass-through commissions[4]	34-38%	34-38%

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1 Net revenue = operating revenues less benefits, claims and settlement expenses less dividends to policyholders.
2 Pre-tax return on net revenue = pre-tax operating earnings divided by net revenue.
3 Operating revenues less pass-through commissions is a non-GAAP financial measure. The company has determined this measure is more representative of underlying operating revenues growth for Principal Global Investors as it removes commissions that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings. In addition, using this metric provides a more meaningful representation of our profit margins.
4 Pre-tax return on operating revenues less pass-through commissions = pre-tax operating earnings, adjusted for noncontrolling interest divided by operating revenues less pass-through commissions.

Principal International (in reported USD)
Combined net revenue (at PFG share)[5] growth	5-9%	11-14%
Pre-tax return on combined net revenue (at PFG share)[6]	35-39%	38-43%
Specialty Benefits
Premium and fees[7] growth	7-9%	7-9%
Pre-tax return on premium and fees[8] Loss ratio	12-14% 60-66%	11-14% 60-66%
Individual Life
Premium and fees growth	4-8%	4-8%
Pre-tax return on premium and fees	16-20%	17-21%
Corporate
Pre-tax operating losses	$(300)M - $(320)M	N/A
The outlook for 2019 incorporates certain assumptions including:

•	Average S&P 500 index in 2019 between 2,830 and 2,850, assuming a 2 percent quarterly total return on levels as of November 28, 2018;

•	10-year treasury rate approximately 3.25-3.50 percent at year-end 2019;

•	Future foreign exchange rates follow external[9] consensus as of November 2018;

•	U.S. GAAP total company net income effective tax rate of 12-16 percent; total company non-GAAP operating earnings effective tax rate[10] of 16-20 percent;

•	$1.0 billion to $1.4 billion of total capital deployed for common stock dividends, strategic acquisitions, share repurchases, and to provide financial flexibility; and

•	Weighted average diluted shares outstanding ranging from 280-282 million.

Conference call information
You can access the Monday, December 3 conference call several ways:

•	Connect to principal.com/investor to listen to a live Internet webcast.

◦	Please go to the website at least 10-15 minutes prior to the start of the call to register, and to download/install any necessary audio software.

•	Via telephone by dialing in the following numbers approximately 10 minutes prior to the start of the call.

◦	866-427-0175 (U.S. and Canadian callers)

◦	706-643-7701 (International callers)

◦	Access code is 2198493

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5 PI combined net revenue is a non-GAAP financial measure. It reflects net revenue for all Principal International companies at 100 percent less pass-through commissions. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for Principal International as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our profit margins. The difference between combined net revenue (at PFG share) and pre-tax operating earnings is combined operating expenses other than pass-through commissions (at PFG share).
6 Pre-tax return on combined net revenue = pre-tax operating earnings divided by combined net revenue (at PFG share).
7 Premium and fees = premiums and other considerations plus fees and other revenues.
8 Pre-tax return on premium and fees = pre-tax operating earnings divided by premium and fees.
9 Latin America utilizes Central Bank estimates, while Asia uses Bloomberg.
10 The operating earnings effective tax rate is a non-GAAP financial measure and differs from the U.S. GAAP net income effective tax rate primarily due to net realized capital gains and losses (NRCG).

•	An audio replay will be available approximately two hours after the live earnings call via:

◦	Online at principal.com/investor

◦	Telephone:

▪	855-859-2056 (U.S. and Canadian callers)

▪	404-537-3406 (International callers)

▪	Access code: 2198493

Forward looking and cautionary statements
Certain statements made by the company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to non-GAAP operating earnings, net income attributable to PFG, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2017, and in the company’s quarterly report on Form 10-Q for the quarter ended Sept. 30, 2018, filed by the company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads or a sustained low interest rate environment; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of investments and the determination of the amount of allowances and impairments taken on such investments may include methodologies, estimations and assumptions that are subject to differing interpretations; any impairments of or valuation allowances against the company’s deferred tax assets; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the pattern of amortizing the company’s DAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; changes in laws, regulations or accounting standards; the company may not be able to protect its intellectual property and may be subject to infringement claims; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life; litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests; competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; client terminations, withdrawals or changes in investor preferences; inability to attract and retain qualified employees and sales representatives and develop new distribution sources; an interruption in telecommunications, information technology or other systems, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems; international business risks; fluctuations in foreign currency exchange rates; the company may need to fund deficiencies in its “Closed Block” assets; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; and loss of key vendor relationships or failure of a vendor to protect information of our customers or employees .

Use of Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of performance, financial position, or cash flows that includes adjustments from a comparable financial measure presented in accordance with U.S. GAAP. In this press release, the company provides outlook on certain metrics that impact non-GAAP operating earnings (losses) and earnings growth. Non-GAAP operating earnings is a non-GAAP financial measure that management believes is useful to investors because it illustrates the performance of normal, ongoing operations. Non-GAAP operating earnings are determined by adjusting GAAP net income attributable to PFG for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management uses non-GAAP measures for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®11
Principal helps people and companies around the world build, protect and advance their financial well-being through retirement, insurance and asset management solutions that fit their lives. Our employees are passionate about helping clients of all income and portfolio sizes achieve their goals - offering innovative ideas, investment expertise and real-life solutions to make financial progress possible. To find out more, visit us at principal.com.

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11 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.